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 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2005

 BUNGE LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16625 Commission File Number	98-0231912 (I.R.S. Employer Identification Number)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 (Zip code)

 (914) 684-2800
(Registrant's telephone number, including area code)

 N.A.
(Former name or former address, if changes since last report)

Item 8.01    Other Events

        On July 6, 2005, Bunge Limited announced that Bunge Limited Finance Corp., its wholly owned subsidiary, has priced an offering of $400 million aggregate principal amount of 5.10% Senior Notes due 2015. The Senior Notes will bear interest at 5.10% per year, mature on July 15, 2015 and will be guaranteed by Bunge Limited. This proposed offering is described in the press release attached as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(a)
None

(b)
None

(c)
Exhibits

Exhibit No.	Description
99.1	Press release, dated July 6, 2005

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2005

BUNGE LIMITED
By:	/s/ CARLA L. HEISS
Name: Carla L. Heiss Title: Assistant General Counsel

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  Item 8.01 Other Events
  Item 9.01 Financial Statements and Exhibits
SIGNATURE